ASSUMPTION AGREEMENT

OF

ACTIGA CORPORATION

(the “Company”)

TO:	QMOTIONS, INC. (“QMotions”)

RE:	Assumption of Employment Agreements by and among QMotions and Dale
Hutchins, and QMotions and Amro Albanna

     Upon the effectiveness of the merger between QMotions and QMotions Acquisition Corp., Actiga Corporation shall assume all of QMotions’ obligations under each of (i) the employment agreement dated December 15, 2007 by and among Dale Hutchins and QMotions; (ii) the employment agreement dated December 15, 2007 by and among Amro Albanna and QMotions; attached hereto as Exhibits A and B, respectively.

     IN WITNESS WHEREOF, the undersigned has signed the Certificate this 9th day of January, 2008.

ACTIGA CORPORATION

By:	/s/ Steve Bajic
STEVE BAJIC
Director, President, Secretary and Treasurer

Exhibit A

Exhibit B